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                                   EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Rite Aid Corporation:

We consent to incorporation by reference in the Registration Statement
(No. 333-08071) on Form S-8 and Registration Statement (No. 333-21207) on
Form S-3 of Rite Aid Corporation of our reports dated April 24, 1997, relating to the consolidated balance sheets of Rite Aid Corporation and subsidiaries as of March 1, 1997 and March 2, 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended March 1, 1997, and the related schedule, which reports appear in or are incorporated by reference in the March 1, 1997 Annual Report on Form 10-K of Rite Aid Corporation.

Our reports on the consolidated financial statements and schedule refer to a change in the method of accounting for investments in the fiscal year 1995.

                                                KPMG Peat Marwick LLP


Harrisburg, Pennsylvania
May 29, 1997